Exhibit 10.3

2016 Series 1 Class P Common Unit

RESTRICTED CLASS P COMMON UNIT AWARD

THIS RESTRICTED CLASS P COMMON UNIT AWARD (the “Award”) is made as of December 5, 2016 (the “Issuance Date”) between LuLu’s Holdings, LLC, a Delaware limited liability company (the “Company”), and _______________ (“Recipient”).

PRELIMINARY STATEMENTS

The Company believes it to be in the best interests of the Company and its Members for certain individuals who are employed by the Company or its subsidiaries to obtain or increase their ownership in the Company in order that they will have a greater incentive to work for, manage the affairs of, or otherwise advise or counsel the Company and its subsidiaries.

AGREEMENT

NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.    Award of Restricted Class P Common Units. The Company hereby grants to Recipient a total of ________ Class P Common Units (the “Restricted Units”), as described in and subject to the terms and conditions set forth in the Company’s Limited Liability Company Agreement (as amended from time to time, the “LLC Agreement”), and further subject to the terms and conditions detailed below. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings given to such terms in the LLC Agreement. Recipient acknowledges that Recipient has received the LLC Agreement and has had an opportunity to review such LLC Agreement and the terms and conditions set forth therein prior to the execution of this Award. Recipient further acknowledges and agrees that, in case of any conflict between this Award (on the one hand) and the LLC Agreement (on the other hand), this Award shall control. The Class P Common Units issued hereunder are intended to qualify as a “profits interest” in the Company within the meaning of Revenue Procedure 93-27 and 2001-43 for federal income tax purposes.

2.    LLC Agreement; 83(b) Election. Concurrently with the execution of this Award, Recipient shall execute a counterpart copy of the LLC Agreement. Within thirty (30) days of the Issuance Date, Recipient will make an effective election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder in the form of Exhibit A attached hereto and will deliver a copy of such Section 83(b) election to the Company. Recipient also agrees to provide a copy of such Section 83(b) election along with his 2015 federal income tax return to the Internal Revenue Service. Lastly, Recipient shall, if applicable, cause Recipient’s spouse to execute a spousal consent in the form attached hereto as Exhibit B concurrently with the execution of this Award.

3.    Restrictions.

(a)    General Restrictions. The Restricted Units being awarded to Recipient hereunder (whether vested or unvested) are subject to certain restrictions on transfer as set forth in the LLC Agreement. In addition, such Restricted Units are subject to the forfeiture conditions set forth in Section 3(b) below (the “Restrictions”), which Restrictions shall lapse as provided in Section 4 below.

(b)    Forfeiture.

(i)

Notwithstanding Section 4(a) below, if Recipient’s employment with the Company or any of its subsidiaries is terminated for any reason whatsoever, then all Restricted Units shall be automatically forfeited by Recipient and cancelled by the Company.

(ii)

Upon any forfeiture of any Restricted Units by Recipient, the Company shall not be obligated to pay Recipient any consideration whatsoever for such forfeited Restricted Units, and such Restricted Units shall be cancelled by the Company.

4.    Vesting.

(a)    Subject to Section 3(b) above, the Restricted Units shall vest (such vested Restricted Units, the “Vested Units”), and the Restrictions shall lapse, upon the attainment of certain performance goals as described in Schedule I attached hereto and incorporated herein.

(b)    All Restricted Units (whether vested or unvested) shall at all times remain subject to the terms and conditions set forth in this Award and the LLC Agreement.

5.    Entitlement. The holder of this Award shall only be entitled to an amount (if any) with respect to the Restricted Units in accordance with the terms of this Award and the LLC Agreement, the terms of which are incorporated herein by reference. Pursuant to Section 4.2 and Section 4.3 of the LLC Agreement, the Class P Common Units shall participate in distributions only to the extent such distributions are attributable to income and growth of the value of the Company after the Issuance Date. As of the Issuance Date, the Profits Interest Threshold Amount has been determined to be $__________.

6.    Adjustments. The terms “Restricted Units” and “Vested Units” shall include any units or other securities, if any, that Recipient receives or becomes entitled to receive as a result of Recipient’s ownership of the original Restricted Units by reason of any distribution or split of units, recapitalization, reorganization, merger, consolidation, conversion, split-up, combination or exchange of units, or any similar change affecting such units or other securities.

7.    No Certificates for Units. Notwithstanding anything to the contrary in the LLC Agreement, the Restricted Units may not be represented by a unit certificate.

8.    Withholding Taxes. The grant of the Restricted Units and the lapse of Restrictions thereon shall be conditioned further on Recipient paying any applicable withholding Taxes that are required to be deducted or withheld by the Company or any of its subsidiaries by either having such amounts collected by lump sum deduction from amounts otherwise owed by the Company or any of its subsidiaries to Recipient or direct payment by Recipient to the Company.

9.    Unitholder Rights.

(a)    Upon the execution by Recipient of this Award and the LLC Agreement and upon the satisfaction of the other conditions described in Section 2 above, Recipient shall have all of the rights, status and obligations as a holder of the Restricted Units, including the right to receive distributions thereon in accordance with the terms of the LLC Agreement and this Award.

(b)    Nothing in this Award shall be construed to impose any obligation upon the Company or any of its subsidiaries to employ or retain in its employ the Recipient or interfere in any way with any right of the Company or any of its subsidiaries or affiliates to terminate such employment at any time for any reason whatsoever (whether for cause or without cause) without liability to the Company or any of its subsidiaries or affiliates under this Award.

10.    General Provisions.

(a)    Notices. Any notice, demand, request or consent permitted or required to be delivered hereunder shall be delivered in accordance with Section 9.7 of the LLC Agreement.

(b)    Severability. Whenever possible, each provision of this Award shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Award is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Award shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c)    Complete Agreement. This Award, together with the LLC Agreement, embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)    Counterparts. This Award may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e)    Successors and Assigns. Except as otherwise provided herein, this Award shall bind and inure to the benefit of and be enforceable by Recipient, the Company, and their respective successors and assigns (including subsequent holders of Restricted Units); provided, that the rights and obligations of Recipient under this Award shall not be assignable except in accordance with the terms and conditions of the LLC Agreement.

(f)    Choice of Law. This Award shall be governed by the laws of the State of Delaware, without regard to any conflicts of laws principles thereof that would call for the application of the laws of any other jurisdiction.

(g)    Remedies. Each of the parties to this Award shall be entitled to enforce its rights under this Award specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Award and to exercise all other rights existing in its favor.

(h)    Amendment and Waiver. The provisions of this Award may be amended and waived only with the prior written consent of the Company and Recipient.

(i)    Mutual Waiver of Jury Trial. THE COMPANY AND RECIPIENT EACH WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AWARD IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE COMPANY AND RECIPIENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION WILL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AWARD OR ANY PROVISION HEREOF. THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AWARD.

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IN WITNESS WHEREOF, the parties have caused this Award to be effective as of the day and year first above written.

COMPANY: LULU’s HOLDINGS, LLC

By:

Name:

Title:

RECIPIENT:

[2016 - Class P Common Units Award]

SCHEDULE I

Restricted Class P Common Units Vesting Schedule

The Restricted Units subject to this Award shall vest according to the following vesting schedule if, but only if, Recipient is then employed by the Company or any of its subsidiaries:

(a)    If a Sale of the Company occurs and H.I.G. and its Transferees receive aggregate Distributions in connection with such Sale of the Company, inclusive of any previous Distributions made by the Company, less than $12,750,000, then none of the Restricted Units shall vest;

(b)    If a Sale of the Company occurs and H.I.G. and its Transferees receive aggregate Distributions in connection with such Sale of the Company, inclusive of any previous Distributions made by the Company, equal to or greater than $12,750,000, then one-third (33.33%) of the Restricted Units shall vest (provided, however, that if such vesting would result in H.I.G. and its Transferees receiving aggregate Distributions less than $12,750,000, then only such number of such Restricted Units shall vest as would result in such $12,750,000 return being realized by H.I.G. and its Transferees); or

(c)    If a Sale of the Company occurs and H.I.G. and its Transferees receive aggregate Distributions in connection with such Sale of the Company, inclusive of any previous Distributions made by the Company, equal to or greater than $25,500,000, then two-thirds (66.67%) of the Restricted Units shall vest (provided, however, that if such vesting would result in H.I.G. and its Transferees receiving aggregate Distributions less than $25,500,000, then only such number of such Restricted Units shall vest as would result in such $25,500,000 return being realized by H.I.G. and its Transferees); or

(d)    If a Sale of the Company occurs and H.I.G. and its Transferees receive aggregate Distributions in connection with such Sale of the Company, inclusive of any previous Distributions made by the Company, equal to or greater than $38,250,000, then 100% of the Restricted Units shall vest (provided, however, that if such vesting would result in H.I.G. and its Transferees receiving aggregate Distributions less than $38,250,000, then only such number of such Restricted Units shall vest as would result in such $38,250,000 return being realized by H.I.G. and its Transferees).

Any Restricted Units subject to this Award that have not vested after the consummation of a Sale of the Company shall be automatically forfeited by Recipient and cancelled by the Company.

EXHIBIT A

Section 83(b) Election

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to include an amount in gross income in the 2016 calendar year in an amount equal to the excess (if any) of the fair market value on the Issuance Date (as defined below) over the amount paid for such property in connection with the property described below (the “Election”), and supplies the following information in accordance with Treasury Regulation 1.83-2 and the regulations promulgated under the Code:

1.    The name, address and taxpayer identification number of the undersigned taxpayer who is receiving the property in exchange for services (the “Taxpayer”) are:

_______________________

[____________________________]

[____________________________]

Social Security Number: [____________________________]

2.    Description of property being transferred to Taxpayer with respect to which this Election is made:

________ Class P Common Units (the “Restricted Units”) of LuLu’s Holdings, LLC, a Delaware limited liability company (the “Company”).

3.    a. Date on which the Restricted Units were transferred:

_________________ (“Issuance Date”)

b. Taxable year to which this Election relates:

Calendar Year 201x

4.    “Restrictions”: Taxpayer may not Transfer any of the Restricted Units (whether vested or unvested), except in accordance with the terms of the LLC Agreement. If Taxpayer’s employment with the Company or any of its subsidiaries is terminated for any reason, then all Restricted Units shall be automatically forfeited by Taxpayer and cancelled by the Company prior to vesting.

5.    Vesting. The Restricted Units shall vest (such vested Restricted Units, the “Vested Units”), and the Restrictions shall lapse, upon the achievement of certain performance thresholds, as shown on Schedule I attached to the Restricted Unit award agreement and incorporated herein. All Restricted Units, including Vested Units, shall at all times remain subject to the terms and conditions set forth in the Restricted Unit award agreement and the LLC Agreement.

6.    The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms never lapse) of the Restricted Units with respect to which this Election is being made is:

No inclusion pursuant to Rev. Proc. 93-27 and Rev. Proc. 2001-43

7.    The amount paid by Taxpayer for the Restricted Units is:

$0.00

8.    A copy of this statement has been furnished as required by Treasury Regulation Section 1.83-2(d) to:

LuLu’s Holdings, LLC, a Delaware limited liability company

Date:	Signature:
Print Name:

EXHIBIT B

Form of Spousal Consent

I acknowledge that I have read the foregoing Restricted Class P Common Unit Award (the “Award”) and the LLC Agreement and that I know its contents. I acknowledge and agree that capitalized terms used and not defined in this spousal consent shall have the meanings ascribed to such terms in the Award. I am aware that by the provisions of the Award and the LLC Agreement, my spouse agrees, among other things, to the granting of rights to purchase and to the imposition of certain restrictions on the transfer of the Restricted Units, including my community interest therein (if any), which rights and restrictions may survive my spouse’s death. I hereby consent to such rights and restrictions, approve of the provisions of the Award and the LLC Agreement, and agree that I will bequeath any interest which I may have in such Restricted Units or any of them, including my community interest, if any, or permit any such interest to be purchased, in a manner consistent with the provisions of the Award and the LLC Agreement. I direct that any residuary clause in my will not be deemed to apply to my community interest (if any) in such Restricted Units except to the extent consistent with the provisions of the Award and the LLC Agreement.

I further agree that in the event of a dissolution of the marriage between myself and my spouse, in connection with which I secure or am awarded any Restricted Units or any interest therein through property settlement agreement or otherwise, (a) I will receive and hold such Restricted Units subject to all the provisions and restrictions contained in the Award and the LLC Agreement, and (b) I hereby irrevocably constitute and appoint my spouse, as true and lawful attorney and proxy (the “Proxy”) of my Restricted Units with full power of substitution, to vote (at any annual or special meeting or by written consent) such Restricted Units which I would be entitled to vote as a Member, together with any and all Restricted Units issued in replacement or in respect of such Restricted Units by dividend, distribution, unit split, reorganization, recapitalization or otherwise.

I also acknowledge that I have been advised to obtain independent counsel to represent my interests with respect to this spousal consent.

Date:

Name of Spouse:

Name of Recipient: